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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.




                                              ARTHUR ANDERSEN LLP


Orange County, California

December 15, 1998